Exhibit 99.1

THERMOENERGY DIRECTOR MAKES
ADDITIONAL INVESTMENT IN COMPANY

ThermoEnergy Director Martin Roenigk follows his 2007 investment of $750,000 in ThermoEnergy with an additional $750,000 investment in the Company

LITTLE ROCK, Arkansas - March 20, 2008 - ThermoEnergy Corporation (“ThermoEnergy”, OTCBB - TMEN) today announced that a member of its Board of Directors, Mr. Martin A. (“Marty”) Roenigk, exercised his option to make an additional $750,000.00 investment in ThermoEnergy under the terms of the Securities Purchase Agreement between ThermoEnergy and Mr. Roenigk dated March 23, 2007.

Elected to ThermoEnergy’s Board in 2007, Mr. Roenigk is the former Chairman and CEO of CompuDyne Corporation. He was formerly a Certified Public Accountant with Arthur Andersen & Co. before spending 23 years with the Travelers Corporation, including 10 years in Travelers’ Corporate Strategy & Research division. He has also served as a Director of Dillon Read & Co. Mr. Roenigk currently concentrates on his personal investments in Arkansas, including among others, The Crescent Hotel & Spa and the Basin Park Hotel, two National Register listed historic hotels in Eureka Springs, Arkansas.

“The Company is most fortunate to have such a distinguished and accomplished individual serving as a Director of ThermoEnergy, and we appreciate the confidence he has shown as a significant investor in our Company,” said Dennis C. Cossey, ThermoEnergy’s Chairman and CEO. “His extensive business experience and insight has already proven invaluable,” said Cossey, adding, “We anticipate that Marty’s continued contribution to the future development and growth of ThermoEnergy will be significant.”

Mr. Roenigk stated, “The current environment creates a tremendous market potential for the Company’s clean water and clean energy technologies. The increased emphasis on critical environmental issues such as greenhouse gas reduction and water resources management offers an excellent opportunity for ThermoEnergy to play a key role in the preservation of our planets resources, and I am pleased and fortunate to be a part of this effort.”

About ThermoEnergy: Founded in 1988, ThermoEnergy is a diversified technologies company engaged in the worldwide commercialization of patented and/or proprietary municipal and industrial wastewater treatment and power generation technologies. The wastewater treatment technologies are consolidated in our majority owned subsidiary, CASTion Corporation (“CASTion”). CASTion is a fast growing developer and manufacturer of innovative wastewater treatment and recovery systems to industrial and municipal clients. Our systems are unique because they meet environmental regulations and provide a rapid rate of return on investment by recovering and reusing expensive feedstocks, reducing contaminated wastewater discharge and reusing wastewater in process operations. Our proprietary products are combined with off-the shelf technologies to provide systems that are inexpensive, easy to operate and reliable. Our wastewater treatment systems have application in aerospace, food processing, metal finishing, refineries, manufacturing and municipal wastewater. With recovery of feedstocks, avoidance of wastewater and contaminate discharge fees and the reuse of wastewater in your process our systems can deliver cost effective solutions to environmental problems. From our 20,000 square foot manufacturing facility in Worcester, Massachusetts we assemble and ship our systems anywhere. Additional information on our water technologies can be found on CASTion’s website at www.castion.com.The power generation technologies are consolidated in our majority owned subsidiary, ThermoEnergy Power Systems, LLC (“TEPS”). The economic and environmental matrix of the Company’s technologies represents a significant advancement in these key infrastructure industries. The Company currently has offices in Little Rock, AR, Hudson, MA, and New York, NY. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE “FORWARD LOOKING” STATEMENTS, USUALLY CONTAINING THE WORD “BELIEVE”, “ESTIMATE”, “PROJECT”, “EXPECT” OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY’S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY’S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

Contact:	Andrew T. Melton, CFO
KEY WORDS:	(501) 376-6477 Tel (501) 375-5249 Fax Arkansas, New York, Massachusetts, Wastewater Treatment